SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 15, 2003.

Fog Cutter Capital Group Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-23911	52-2081138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 SW Jefferson Street, Portland, OR 97201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (503) 721-6500

Item 5.  Other Events.

On August 15, 2003, Fog Cutter Capital Group Inc. (“FCCG” or the “Company”) completed a $6.0 million investment and financing package for Fatburger Holdings, Inc. (“Fatburger”).  Fatburger operates or franchises 51 hamburger stands located in California, Nevada, Arizona and Washington.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this report:

99.1	Press Release Dated August 18, 2003 – “Fog Cutter Capital Group Inc. Announces Fatburger Investment”

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 22, 2003

FOG CUTTER CAPITAL GROUP INC.

By:	/s/ R. Scott Stevenson
R. Scott Stevenson
Senior Vice President and Chief Financial Officer